Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 21, 2021. Unless the context otherwise requires, “Legacy Archer” refers to Archer Aviation Inc. prior to the Closing Date, the “Company” refers to Archer Aviation Inc. (“Archer”) (f/k/a Atlas Crest Investment Corp.) after the Closing, and Atlas Crest Investment Corp. (“Atlas”) prior to the Closing Date.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of Atlas and Archer adjusted to give effect to the Business Combination and related transactions.

Atlas is a blank check company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business transaction, one or more operating businesses or entities.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of Atlas and the historical balance sheet of Legacy Archer on a pro forma basis as if the Business Combination and the related transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020, combines the historical statements of operations of Atlas and Legacy Archer for such periods on a pro forma basis as if the Business Combination and the related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of Archer. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Atlas was derived from the unaudited condensed financial statements of Atlas as of and for the six months ended June 30, 2021 and the audited financial statements for the period from August 26, 2020 (inception) through December 31, 2020. The historical financial information of Legacy Archer was derived from the unaudited condensed financial statements of Legacy Archer as of and for the six months ended June 30, 2021 and the audited financial statements for the year ended December 31, 2020. This information should be read together with Atlas’ and Archer’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Atlas,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Archer” contained in Atlas’ Proxy Statement/Prospectus filed on August 10, 2021, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Form 8-K.

Accounting for the Business Combination

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Atlas has been treated as the “accounting acquiree” and Archer as the “accounting acquirer” for financial reporting purposes. Archer was determined to be the accounting acquirer primarily because Legacy Archer stakeholders collectively own a majority of the outstanding shares of the combined company as of the closing of the merger, they have nominated six of the seven board of directors as of the closing of the merger, and Legacy Archer’s management continue to manage the combined company. Additionally, Legacy Archer’s business comprises the ongoing operations of the combined company immediately following the consummation of the Business Combination. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Archer issuing shares for the net assets of Atlas, followed by a recapitalization. Accordingly, the consolidated assets, liabilities, and results of operations of Archer is the historical financial statements of the surviving corporation, and Atlas’ assets, liabilities and results of operations has been consolidated with Archer beginning on the acquisition date.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The Business Combination and Related Transactions

On February 10, 2021, Atlas entered into the Business Combination Agreement (as amended and restated on July 29, 2021), by and among Atlas, Merger Sub, and Legacy Archer.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger, (i) outstanding shares of common stock and preferred stock of Legacy Archer have been converted into a right to receive a number of Archer Class B Shares determined on the basis of an implied Legacy Archer equity value of $1,480 million (the “Implied Equity Value”), (ii) all stock awards (whether vested or unvested) to purchase Legacy Archer common stock have been converted into stock awards with respect to a number of Archer Class B Shares based on the final exchange ratio and (iii) outstanding warrants (whether vested or unvested) to purchase Legacy Archer common stock have been converted into warrants to purchase a number of Archer Class A Shares or Archer Class B Shares, as applicable, determined on the basis of the Implied Equity Value. The Legacy Archer equityholders have the right to convert their Archer Class B Shares into Archer Class A Shares pursuant to the terms of the Archer Charter.

Concurrently with the execution of the Business Combination Agreement, Atlas entered into the Subscription Agreements with certain investors, pursuant to which, on the Closing Date (as defined in the Business Combination Agreement), and concurrently with the closing of the Business Combination, investors purchased an aggregate of 60,000,000 Atlas Class A Shares at a price of $10.00 per share, for aggregate gross proceeds of $600.0 million (the “PIPE Financing”). The Subscription Agreements provide that Atlas have granted the investors in the PIPE Financing certain customary registration rights.

Pursuant to the terms of the Business Combination Agreement, and subject to their continued employment through immediately prior to Closing, Brett Adcock and Adam Goldstein (the “Archer Founders”) were allocated 40,018,450 restricted stock units (the “Archer Founder Grants”) immediately prior to Closing. The Archer Founder Grants have been issued under the Archer Aviation Inc. 2019 Stock Plan, as amended, and are a size that, when taken together with their existing equity ownership, resulted in each of the Archer Founders owning up to 18% of the “Total Outstanding Capitalization”, which is defined as all outstanding shares of capital stock of Archer following Closing (assuming the exercise, exchange or conversion in full of all outstanding exercisable, exchangeable or convertible securities, including options, restricted stock units, or warrants, in each case of Archer outstanding as of immediately prior to the Closing), but not including any (1) shares reserved for issuance under equity incentive or similar plans or (2) shares underlying (or shares subsequently issued in respect of) any warrants or other exercisable, exchangeable or convertible securities of Atlas that are outstanding immediately prior to the Closing and following the Closing, are subject to certain vesting conditions. One-quarter of each Archer Founder Grant will vest upon the achievement (within seven years following the Closing) of the earlier to occur of (i) a price-based milestone or (ii) a performance-based milestone, with a different set of such price and performance-based milestones applying to each quarter of the Archer Founder Grant. The vesting is generally subject to the Founder’s continued employment with Archer through the vesting date. However, if the Archer Founder’s employment is terminated by Archer without “cause” or by the Archer Founder for “good reason” (with such terms as defined in the employment agreements to be entered into with each Archer Founder) the Archer Founder Grants will remain outstanding and eligible to vest for a period of 15 months following such termination of employment.

Of the 12,500,000 Founder Shares held by Atlas Crest Investment LLC, a Delaware limited liability company (the “Sponsor”), 1,875,000 Founder Shares are subject to vesting and forfeiture provisions (the “Sponsor Earn Out Shares”) beginning on the Closing Date and ending on and including the date of the three-year anniversary of the Closing Date (the “Sponsor Earn Out Period”) based on the Sponsor Earn Out Trigger Event. The “Sponsor Earn Out Trigger Event” means the first date on which the Atlas VWAP over any 10 Trading Days within the preceding 20 Trading Day period during the Sponsor Earn Out Period is greater than or equal to $12.00. If the Sponsor Earn Out Trigger Event does not occur during the Sponsor Earn Out Period, the Sponsor Earn Out Shares that were eligible to vest shall not vest and shall be deemed transferred by the forfeiting holder to Atlas and shall be canceled by Atlas and cease to exist. The accounting treatment of the Founder Shares subject to the Sponsor Earn Out Trigger Event is expected to be recognized at fair value upon the closing of the Business Combination and classified in stockholders' equity. The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments related to the recognition of these shares because there is no net impact on additional paid-in capital on a pro forma combined basis.

The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined financial statements:

•	the consummation of the Business Combination and reclassification of cash held in Atlas’ Trust Account to cash and cash equivalents, net of redemptions (see below);

•	the consummation of the PIPE Financing;

•	the accounting for deferred offering costs and transaction costs incurred by both Atlas and Legacy Archer; and

•	the accounting for the issuance of restricted stock units in connection with the Archer Founder Grants as stipulated in the Business Combination Agreement.

The unaudited pro forma condensed combined financial information reflects Atlas stockholders’ approval of the Business Combination on September 14, 2021, and that Atlas’ public stockholders holding 24,239,307 shares have elected to redeem their shares prior to the Closing Date.

The following summarizes the pro forma Archer ownership immediately after the Business Combination:

	Class A Shares	Class B Shares	Percentage of Outstanding Shares
Former holders of Legacy Archer common and preferred stock (4)	57,218,767	73,636,982	55%
Atlas Founder Shares (1)	10,625,000	—	4%
Legacy Archer Founder Grants (3)	—	10,004,613	4%
Atlas public stockholders	25,760,693	—	11%
PIPE and other investors (2)	61,512,500	—	26%
Pro forma ownership at June 30, 2021	155,116,960	83,641,595	100%

(1) The Atlas Class B Shares will automatically convert into Atlas Class A Shares upon the consummation of a Business Combination on a one-for-one basis, and each Atlas Class A Share will be reclassified, on a one for one basis, as one New Archer Class A Share. Excludes 1,875,000 Sponsor Earn Out Shares as the earnout contingency has not yet been met.
(2) Investors in the PIPE Financing have purchased an aggregate of 60,000,000 New Archer Class A Shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $600.0 million. Includes 1,512,500 Class A common stock (based on the assumed price of $10.00 per share of common stock) to be issued to satisfy fees related to the Business Combination and PIPE Financing.
(3) This number represents 25% of the New Archer Class B Shares underlying the Archer Founder Grants to be issued to the Archer Founders in conjunction with the Business Combination, representing the Archer Founder Grants expected to vest upon the achievement of a performance-based milestone at the closing of the Business Combination.
(4) Excludes the impact of 4,319,093 options to purchase a number of New Archer Class B Shares and 12,772,625 warrants to purchase a number of New Archer Class A Shares or New Archer Class B shares, as applicable, in accordance with the terms of such warrants; determined on the basis of the Implied Equity Value. The warrants exclude 732,280 warrants that upon close of the Business Combination were exchanged for public warrants.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of Atlas and Legacy Archer. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands, except share and per share data)

	Legacy Archer (Historical)	Atlas Crest Investment Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$5,937	$297	$500,143	3A	$828,016
			(242,421)	3B
			600,000	3D
			(55,640)	3G
			20,000	3J
			(300)	3L
Prepaid expenses	542	252	—		794
Other current assets	199	—	—		199
Total current assets	6,678	549	821,782		829,009
Property and equipment, net	3,572	—	—		3,572
Intangible assets, net	481	—	—		481
Right of use asset	2,687	—	—		2,687
Investments held in Trust Account	—	500,143	(500,143)	3A	—
Other long-term assets	235	79	—		314
Total assets	$13,653	$500,771	$321,639		$836,063
Liabilities, Convertible Preferred Stock, and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$21,710	$7,454	$(8,361)	3G	$20,803
Lease liability	1,329	—	—		1,329
Promissory note - related party	—	300	(300)	3L	—
Other current liabilities	667	103	2,500	3J	3,270
Total current liabilities	23,706	7,857	(6,161)		25,402
Notes payable, net of current portion	—	—	—		—
Lease liability, net of current portion	1,385	—	—		1,385
Other long-term liabilities	215	—	16,925	3J	17,140
Warrant liabilities	—	38,227	575	3J	38,802
Total liabilities	25,306	46,084	11,339		82,729
Commitments and contingencies
Redeemable convertible preferred stock
Series Seed redeemable convertible preferred stock	5,943	—	(5,943)	3E	—
Series A redeemable convertible preferred stock	55,589	—	(55,589)	3E	—
Class A common stock subject to possible redemption	—	500,143	(500,143)	3C	—
Stockholders' equity (deficit)
Preferred stock	—	—	—		—
Class A common stock	—	—	(2)	3B	15
			5	3C
			6	3D
			5	3E
			1	3H
Class B common stock	—	1	7	3E	8
			(1)	3H
			1	3I
Common stock	5	—	(5)	3E	—
Additional paid-in capital	80,408	24	(242,419)	3B	1,061,062
			500,138	3C
			599,994	3D
			61,525	3E
			(45,481)	3F
			(42,176)	3G
			99,245	3I
			39,104	3K
			10,700	3M
Accumulated deficit	(153,598)	(45,481)	45,481	3F	(307,751)
			(5,103)	3G
			(99,246)	3I
			(39,104)	3K
			(10,700)	3M
Total stockholders’ equity (deficit)	(73,185)	(45,456)	871,975		753,334
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$13,653	$500,771	$321,639		$836,063

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

	Legacy Archer (Historical)	Atlas Crest Investment Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Operating and formation costs	$—	$8,490	$—		$8,490
Research and development	21,514	—	—		21,514
General and administrative	28,987	—	72,077	3CC	101,064
Other warrant expense	78,208	—	—		78,208
Franchise tax expense	—	100	—		100
Total operating expenses	128,709	8,590	72,077		209,376
Loss from operations	(128,709)	(8,590)	(72,077)		(209,376)
Change in fair value of warrant liabilities	—	9,280	—		9,280
Interest expense, net	1	9	—		10
Unrealized gain on investments held in Trust Account	—	135	(135)	3AA	—
Other income, net	912	—	—		912
Loss before income taxes	(127,796)	834	(72,212)		(199,174)
Income tax expense	(2)	—	—		(2)
Net loss	$(127,798)	$834	$(72,212)		$(199,176)
Net loss per share
Basic and diluted weighted average shares outstanding, Class A common stock		50,000,000
Basic and diluted net loss per share, Class A common stock		$0.00
Basic and diluted weighted average shares outstanding, Class B common stock		12,500,000
Basic and diluted net loss per share, Class B common stock		$0.06
Basic and diluted weighted average shares outstanding, Archer Aviation Inc. common stock	56,774,344
Basic and diluted net loss per share, Archer Aviation Inc. common stock	$(2.25)
Basic and diluted weighted average shares outstanding, New Archer common stock					238,758,555
Basic and diluted net loss per share, New Archer common stock					$(0.83)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Legacy Archer (Historical)	Atlas Crest Investment Corp. (Historical as Restated)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Operating and formation costs	$—	$160	$—		$160
Research and development	21,097	—	10,700	3EE	31,797
General and administrative	3,491	—	14,814	3BB	300,008
			281,703	3CC
Other warrant expense	—	—	39,104	3DD	39,104
Franchise tax expense	—	70	—		70
Total operating expenses	24,588	230	346,321		371,139
Loss from operations	(24,588)	(230)	(346,321)		(371,139)
Change in fair value of warrant liabilities	—	(9,933)	—		(9,933)
Interest expense, net	(232)	—	—		(232)
Loss on sale of private placement warrants	—	(240)	—		(240)
Expensed offering costs	—	(546)	—		(546)
Unrealized gain on investments held in Trust Account	—	99	(99)	3AA	—
Other expense, net	(2)	—	—		(2)
Loss before income taxes	(24,822)	(10,850)	(346,420)		(382,092)
Income tax expense	(1)	—	—		(1)
Net loss	$(24,823)	$(10,850)	$(346,420)		$(382,093)
Net loss per share
Basic and diluted weighted average shares outstanding, Class A common stock		44,885,287
Basic and diluted net loss per share, Class A common stock		$0.00
Basic and diluted weighted average shares outstanding, Class B common stock		17,614,713
Basic and diluted net loss per share, Class B common stock		$(0.62)
Basic and diluted weighted average shares outstanding, Archer Aviation Inc. common stock	50,164,360
Basic and diluted net loss per share, Archer Aviation Inc. common stock	$(0.49)
Basic and diluted weighted average shares outstanding, New Archer common stock					238,758,555
Basic and diluted net loss per share, New Archer common stock					$(1.60)

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share data)

NOTE 1 — BASIS OF PRESENTATION

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Atlas has been treated as the “accounting acquiree” and Archer as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Archer issuing shares for the net assets of Atlas, followed by a recapitalization. The net assets of Legacy Atlas will be stated at historical cost. Operations prior to the Business Combination will be those of Legacy Archer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis that Archer is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that Archer believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Archer believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Atlas and Legacy Archer, included in the Form 8-K, and other financial information included elsewhere.

NOTE 2 — ACCOUNTING POLICIES AND RECLASSIFICATIONS

Upon consummation of the Business Combination, management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Atlas’ financial statement presentation with that of Archer.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Atlas has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Archer and Atlas have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Archer’s shares outstanding, assuming the Business Combination and related transactions occurred as of the beginning of the period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Reflects the reclassification of $500.1 million held in the Trust Account to cash and cash equivalents.

(B)	Reflects the redemption of 24.2 million Atlas Class A shares for $242.4 million allocated to Atlas Class A Shares and additional paid-in capital using par value $0.0001 per share at a redemption price of $10.00 per share.

(C)	Reflects the reclassification of Atlas’ common stock subject to possible redemption into permanent equity.

(D)	Reflects cash proceeds from the concurrent PIPE Financing in the amount of $600.0 million and corresponding offset to additional-paid-in-capital.

(E)	Reflects the conversion of the shares of Legacy Archer stock into Archer Class B Shares upon consummation of the Business Combination in accordance with the Business Combination Agreement.

(F)	Reflects the reclassification of Atlas’ historical accumulated deficit.

(G)	Reflects an adjustment of $71.8 million for transaction costs expected to be incurred by Atlas and Archer in relation to the Business Combination, marketing agreement in connection with the Business Combination and PIPE Financing, including advisory, banking, printing, legal and accounting services. $4.3 million was expensed and not yet recognized, and $9.4 million was accrued for in by Atlas and Legacy Archer as part of the Business Combination and recorded in accumulated deficit netted against $1.1 million to be paid subsequent to Closing by Archer, and the remaining approximately $42.0 million was determined to be equity issuance costs and offset to additional-paid-in-capital. 1,512,500 shares of Class A common stock will be issued in lieu of cash ($15.1 million) to satisfy fees related to the Business Combination and PIPE Financing resulting in a net cash adjustment of $55.6 million for transaction costs and a net zero impact to additional-paid-in-capital.

(H)	Reflects the conversion of Atlas Class B Shares into Atlas Class A Shares upon the consummation of the Business Combination on a one-for-one basis. Each Atlas Class A Share has been reclassified, on a one for one basis, as one New Archer Class A Share.

(I)	Reflects compensation expense of $99.2 million recorded in additional-paid-in-capital and offset to accumulated deficit, related to the Archer Founder Grant restricted stock units subject to vesting upon closing (which for purposes of the pro forma balance sheet is assumed to have occurred on the balance sheet date of June 30, 2021) due to the acceptance of the G-1 Issue Paper by the Federal Aviation Administration (“FAA”) performance milestone. A 20% increase or decrease in the stock price would change compensation expense by $19.8 million. The actual fair values of these awards and the related compensation expense are subject to change as additional information becomes available and as additional analyses are performed, such changes could be material once the final valuation is determined at the Closing.

(J)	Reflects the issuance of a note payable by Archer to Silicon Valley Bank as executed on July 9, 2021. The principal amount of the note is $20.0 million. Upon closing of the Business Combination, warrants issued in conjunction with the note payable were exchanged for public warrants, which will share the terms of the public warrants. As such, the value of the warrants were bifurcated from the debt resulting in a debt discount and an increase in the pro forma combined warrant liabilities. The related interest expense is not included within the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 as it was not considered material.

(K)	Reflects an adjustment to include the vesting of a portion of the United Airline Venture ("United") warrant issued by Archer on January 29, 2021 in which one of the four milestones is achieved upon the consummation of the Merger. The Company determined that the warrant will be classified as an equity award based on the criteria of ASC 480 and ASC 718 and this milestone has a fair value of $39.1 million at its grant date. For purposes of the unaudited pro forma condensed combined balance sheet, the $39.1 million of other warrant expense is recorded in additional-paid-in-capital with an offset in accumulated deficit.

(L)	Represents the repayment of outstanding related party promissory note.

(M)	Reflects an adjustment to include estimated warrant expense of $10.7 million recorded in additional paid-in-capital associated with the warrant issued to FCA Italy S.p.A. ("FCA Italy"), an affiliate of FCA US LLC, in conjunction with the manufacturing consulting agreement entered into by Archer and FCA Italy in July 2021. Warrant expense related to this arrangement assumes the arrangement was entered into on January 1, 2020 and represents the cost for the warrants that fully vested during the year ended December 31, 2020 recorded in research and development expense with an offset to additional paid-in-capital.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:

(AA) Elimination of unrealized gain on investments held in Trust Account.

(BB) Reflects a portion of the estimated transaction costs of approximately $14.8 million as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(CC) Reflects estimated Archer Founder Grant restricted stock unit compensation expense of $72.1 million and $281.7 million for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. Compensation expense in the unaudited pro forma condensed combined statement of operations assume the Business Combination occurred on January 1, 2020 and includes the restricted stock units expected to vest upon closing as described in adjustment (I) above and the vesting of restricted stock units with market conditions (price based milestones) that vest over a derived service period, which is assumed to begin on January 1, 2020, the first day of the fiscal period presented. Management notes that with exception of the assumed achievement of the acceptance of the G-1 Issue Paper by the FAA performance milestone in (I) above Management assumes the remaining performance milestones were not considered probable of being met during the six months ended June 30, 2021 and the year ended December 31, 2020 pro forma periods, and as a result, the compensation expense during these periods reflects the assumed vesting of the aforementioned market conditions. Of the $281.7 million for the year ended December 31, 2020, $99.2 million relates to performance milestone vesting and $182.5 million relates to market condition vesting. For the six months ended June 30, 2021, expenses relate entirely to market condition vesting, as the performance milestone is expected to have been achieved at the assumed business combination on January 1, 2020. A 20% increase or decrease in the stock price would change compensation expense by $14.4 million and $56.3 million, for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. The actual fair values of these awards and the related compensation expense are subject to change as additional information becomes available and as additional analyses are performed, such changes could be material once the final valuation is determined at the Closing.

(DD) Reflects an adjustment to include the United other warrant expense of $39.1 million for the year ended December 31, 2020. Other warrant expense in the unaudited pro forma condensed combined statement of operations assumes the Business Combination occurred on January 1, 2020 and includes the expense related to the vesting of the portion of the warrant for one of the four milestones that will be achieved upon the consummation of the Merger. The other three milestones include the issuance of the warrant in conjunction with the execution of the purchase and collaboration arrangements, the certification of the aircraft by the FAA, and the sale of aircraft to United. The expense for the portion of the warrant that vests upon achievement of the milestone associated with the execution of the purchase and collaboration arrangement is recorded as the $78.2 million in other warrant expense in Archer's statement of operations for the six months ended June 30, 2021. The Company determined that the warrant will be classified as an equity award based on the criteria of ASC 480 and ASC 718 and this milestone has a fair value of $39.1 million at its grant date.

(EE) Reflects an adjustment to include estimated warrant expense of $10.7 million for the year ended December 31, 2020 related to the warrant issued to FCA Italy in conjunction with the manufacturing consulting agreement entered into by Archer and FCA Italy in July 2021. Warrant expense related to this agreement assumes the agreement was entered into on January 1, 2020, and represents expense incurred for the warrants that are fully vested by the end of the reporting period.

NOTE 4 — EARNINGS PER SHARE

Represents the net earnings per share calculated under the two-class method using the historical weighted average outstanding shares and the issuance of additional shares in connection with the Business Combination and PIPE Financing, assuming the shares were outstanding since January l, 2020. The Company used the two-class method to compute net income per common share, because it had issued multiple classes of common stock. The two-class method requires earnings for the period to be allocated between multiple classes of common stock based upon their respective rights to receive distributed and undistributed earnings. As the Business Combination and PIPE Financing are being reflected as if they had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination and PIPE Financing have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

	For the Six Months Ended June 30, 2021		For the Year Ended December 31, 2020
	Class A Shares	Class B Shares	Class A Shares	Class B Shares

	(in thousands, except share data)
Numerator
Net loss allocated to each class (in thousands)	$(129,401)	$(69,775)	$(248,239)	$(133,854)
Former holders of Legacy Archer common and preferred stock (1)	57,218,767	73,636,982	57,218,767	73,636,982
Atlas Founder Shares (2)	10,625,000	—	10,625,000	—
Legacy Archer Founder Grants (3)	—	10,004,613	—	10,004,613
Atlas public stockholders	25,760,693	—	25,760,693	—
PIPE and other investors	61,512,500	—	61,512,500	—
	155,116,960	83,641,595	155,116,960	83,641,595
Net income (loss) per share
Basic and diluted	$(0.83)	$(0.83)	$(1.60)	$(1.60)

(1) The combined pro forma net loss per share excludes the impact of 4,319,093 options to purchase a number of New Archer Class B Shares and 12,772,625 warrants to purchase a number of New Archer Class A Shares or New Archer Class B shares, as applicable, in accordance with the terms of such warrants. The warrants exclude 732,280 warrants that upon close of the Business Combination were exchanged for public warrants.

(2) The combined pro forma net loss per share excludes the impact of 1,875,000 Sponsor Earn Out Shares as the earnout contingency has not been met.

(3) Reflects 25% of the restricted stock units management expects to vest upon closing based on the achievement of the associated performance-based milestone.

There are 16,666,667 Public Warrants and 8,000,000 Private Placement Warrants issued. Each warrant entitles the holder to purchase one share of common stock at $11.50 per one share. These warrants are exercisable 30 days after the consummation of the Business Combination. The unaudited pro forma condensed combined financial information assumes that the Business Combination and related transactions occurred on June 30, 2021, therefore the warrants were not exercisable as of the pro forma combined balance sheet date. Additionally, as the combined company is in a net loss position for the year ended December 31, 2020 and the six months ended June 30, 2021, any shares issued upon exercise of these warrants would have an anti-dilutive effect on earnings per share and, therefore, have not been considered in the calculation of pro forma net loss per common share.

In addition to the Public Warrants and Private Placement Warrants, Archer has issued 13,504,905 warrants. A portion of the warrants issued to United are not exercisable until completion of specific aircraft development milestones identified under the Purchase Agreement and Collaboration Agreement which are expected to be achieved through December 2022, therefore not all of the warrants were exercisable as of the pro forma combined balance sheet date. Upon closing of the Business Combination 732,280 warrants were exchanged for Public Warrants. Additionally, as the combined company is in a net loss position for the year ended December 31, 2020 and the six months ended June 30, 2021, any shares issued upon exercise of these warrants would have an anti-dilutive effect on earnings per share and, therefore, have not been considered in the calculation of pro forma net loss per common share.